SAFETY-KLEEN
                                    CORPORATE
                                 INCENTIVE PLAN



                                Fiscal Year: 1999





















Rev:  August 31st, 1998




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                                TABLE OF CONTENTS


                                                                        Page No.

I.      Overview ......................................................... 1

II.     PLAN OBJECTIVES .................................................. 1

III.    ATTAINING GOALS .................................................. 2

IV.     ELIGIBILITY FOR PLAN PARTICIPATION  .............................. 3

V.      PLAN STRUCTURE ................................................... 3

        A.  PERFORMANCE MEASURES AND TARGET BONUSES ...................... 3
               1.  EPS ................................................... 3
               2.  Individual Performance  ............................... 4
                   Table 1:  Performance Rating Qualitative Categories ... 4

        B.  PERFORMANCE AND AWARD CRITERIA ............................... 4
               1.  Target Bonus Levels ................................... 4
               2.  Units of Measure ...................................... 5
                   Table 2:  Units of Measure and Payout as Percent
                   of Base Pay by Position ............................... 5
               3.  Payout Schedule ....................................... 5
                  Table 3:   Payout Schedule as Percentage of Target
                  Percent for Annual Goals Achieved Against
                  Committed Targets ...................................... 6

VI.     PAYMENT OF AWARDS ................................................ 7

VII.    PLAN ADMINISTRATION .............................................. 7

VIII.   SUMMARY AND CONCLUSION ........................................... 7




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                                   I. OVERVIEW

The Corporate Incentive Plan (MIP) is a short-term cash incentive bonus plan covering officers, Corporate Vice Presidents, Corporate Directors, key Corporate managers, and other key Corporate staff. The plan allows selected employees to share directly in the success of the Company through the payment of annual incentive awards which are in turn based on the attainment of business unit goals and individual performance objectives.

This Plan Document provides the Company with a mechanism to communicate its expectations for Company performance while at the same time allowing the management team the opportunity to earn a total compensation package that is competitive for the industry.


                               II. PLAN OBJECTIVES

The purpose of a bonus compensation plan is to motivate key management performance and to reward those individuals considered responsible for the success of the business. Safety-Kleen Corporation has developed the Corporate Incentive Plan for key managerial personnel which will provide a significant economic opportunity based on their contribution to the Corporation and on their own individual performance.

The following must occur for the Company to be successful:

      o  Waste  streams must be kept within the SK  structure.
      o  Inter-company  competition must cease.
      o  Site-by-site parochialism must
         be eliminated.
      o Business managers must be free to spend more time on finding and working on business synergies than detailed budges.

To accomplish these objectives, a certain percentage of a key manager's total compensation package will be at risk. Therefore, plan participants must direct their efforts and set goals which will maximize the success of the Company through the individual success of their own department.


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                              III. ATTAINING GOALS


The success of the Corporate Incentive Plan will be measured by attaining preset goals, and by showing a significant level of commitment and personal contribution to the Company throughout the year. This can only be accomplished by the combined support of the Company's management team.

Each participant should understand that their earnings opportunities are dependent upon the attainment of these goals. To enhance this understanding, each participant will be given an explanation of the Plan along with their individual goals and bonus potentials. This will allow each participant to clearly understand that effort that increases results will produce higher rewards.

In implementing and maintaining this Plan, the following factors are of critical importance:

      o Measures of achievement will be quantitative and qualitative in nature. The quantitative measures of achievement will be financial goals that are tied to the Company's annual financial budget. The use of such goals will help generate and reinforce a commitment to the overall budgeting process. The qualitative measure of achievement will be based on the participant's level of commitment to the Company and their overall contribution to the Company's success.

      o Incentive awards will be based upon the achievement of aggressive objectives. These aggressive objectives will help assure that the Plan pays for itself out of incremental additional profits; and that stockholders receive an appropriate return of investment in the incentive payments.

      o The threshold of incentive awards will only be at a "competent" level of performance but appreciable more award will result from extra efforts and results achieved due to higher levels of performance.


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                     IV. ELIGIBILITY FOR PLAN PARTICIPATION

For fiscal year 1999, participation in the Corporate Incentive Plan will be limited to:

     Executive officers                                   Key Corporate Managers
     Corporate Vice Presidents                            Key Corporate Staff
     Corporate Directors

A comprehensive list of participants is maintained by Corporate Human Resources. These positions are targeted because of their direct accountability for the operating results of a major business unit(s) and their accountability for structuring a function under them.

To receive an annual incentive award, participants must occupy a bonus eligible position in the Management Incentive Plan as of April 1, 1999, and be employed by Safety-Kleen Corporation at the time incentive awards are paid. Participants who have not occupied an incentive eligible position for the full fiscal year will be prorated based on the number of full months of participation. Pre merger Safety-Kleen employees who were part of the Safety-Kleen MIP FY1998 Plan and who are eligible for the FY1999 Plan will become eligible for the FY1999 Plan from 1/1/99. These eligibility criteria apply to current employees promoted to eligible positions, new hires hired into eligible positions, or employees in positions subsequently selected to participate in the Plan.


                                V. PLAN STRUCTURE

A.      PERFORMANCE MEASURES AND TARGET BONUSES

Participants will be judged against achieving a combination of various criteria which will be set at the beginning of the year. These are Earnings Per Share
(EPS) (quantitative), and individual performance ("qualitative"). Each participant should read this document carefully to attain a proper understanding of the Plan and its dynamics.

1.      EPS

Earnings per share is defined as fully diluted earnings per share as disclosed on the income statement after adding back the after tax impact of the non-sales incentive expense.


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

2.      Individual Performance

Individual performance will be judged against personal objectives set at the beginning of the year. While the appropriate performance rating in this category of payout is subjective, the definitions listed below and the rating schedule in Table 1 have been established to facilitate the process of setting and evaluating individual performance per the Qualitative Goals worksheet.

Definition:

Fully Met Objectives:          Completed all  tasks with distinguished  results.
Met Most Objectives:           Marked improvement and met nearly all objectives.
Met Over Half Objectives:      Displayed good effort, achieving over half of all
                               objectives.
Met Under Half Objectives:     Met fewer than half of all objectives set.
Unacceptable:                  Little attempt made, disappointing results.


                                     TABLE 1
                               Performance Rating
                               ------------------
                             Qualitative Categories
                             ----------------------

Step      Achievement                    Payout
5.        Fully Met Objectives           100% of points assigned
4.        Met Most Objectives             80% of points assigned
3.        Met Over Half Objectives        40% of points assigned
2.        Met Under Half Objectives       15% of points assigned
1.        Unacceptable                     0% of points assigned


B.      Performance and Award Criteria

1.      Target Bonus Levels

The target bonus payout is the monetary award that will be paid if all quantitative and qualitative goals are achieved exactly as set. This will be calculated as a percentage of base pay called the target bonus percent. For example, a participant whose base pay is $50,000 and whose target bonus percent is 30% will receive a $15,000 award if all the performance goals are met exactly. This award can fluctuate if separate goals are missed or exceeded. The base pay level used to calculate bonus awards will be the base annualized salary paid as of August 31, 1999. Target bonus percents can be found in Table 2.


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

2.      Units of Measure

The performance criteria for each plan participant should focus upon the appropriate areas in which the position has opportunity to impact. The performance criteria is based upon a combination of quantitative and qualitative goals. It should be noted that any unit of measure is not permanently fixed and could vary from year to year.

     The units of measure used and their associated contribution to the overall payout are presented in Table 2:



                                  TABLE 2
                       UNIT OF MEASURE AND PAYOUT AS
                       -----------------------------
                      PERCENT OF BASE PAY BY POSITION
                      -------------------------------
               ---------------------------------------------
                                  Target      Co
               Position           Payout      EPS      Qual.
               =============================================

               CEO                  60%       70%      30%
               COO                  50%       70%      30%
               Senior VP            40%       70%      30%
               Vice President       35%       70%      30%
               Director             25%       70%      30%
               Director             20%       70%      30%
               Key Manager          15%       70%      30%
               Key Staff            10%       70%      30%
               ---------------------------------------------

3.      Payout Schedule

The achievement level attained against each goal will determine how much incentive award arising from each goal will be paid. The schedule in Table 3 presents the payout percentages for various achievement levels of the quantitative measures. The qualitative column represents the total award available depending upon the level of achievement obtained against personal objectives. In order to be paid an award for any measure, the threshold level must first be met.


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                                     TABLE 3
                 Payout Schedule as Percentage of Target Percent
               for Annual Goals Achieved Against Committed Targets

                                                                     Potential
                       EPS Achieved             Quantitative        Qualitative
Incentive            Against Committed             Payout             Payout
  Step                   Targets                   Levels             Levels

31                         110% +                  135.0%              100%
30                         109%                    131.5%              100%
29                         108%                    128.0%              100%
28                         107%                    124.5%              100%
27                         106%                    121.0%              100%
26                         105%                    117.5%              100%
25                         104%                    114.0%              100%
24                         103%                    110.5%              100%
23                         102%                    107.0%              100%
22                         101%                    103.5%              100%
21                         100%                    100.0%              100%
20                          99%                     99.0%              100%
19                          98%                     98.0%              100%
18                          97%                     97.0%              100%
17                          96%                     96.0%              100%
16                          95%                     95.0%              100%
15                          94%                     94.0%              100%
14                          93%                     93.0%              100%
13                          92%                     92.0%              100%
12                          91%                     91.0%              100%
11                          90%*                    90.0%              100%
10                          89%                      0.0%              100%
9                           88%                      0.0%              100%
8                           87%                      0.0%              100%
7                           86%                      0.0%              100%
6                           85%                      0.0%              100%
5                           84%                      0.0%              100%
4                           83%                      0.0%              100%
3                           82%                      0.0%              100%
2                           81%                      0.0%              100%
1                           80%                      0.0%              100%
0                           <80%                     0.0%                0%

*  Equivalent of 95% EBITDA achievement at operations level


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


An example of a bonus calculation follows:

        Director
        Annual Salary:  $75,000
        Target Bonus Percent:  20%

--------------------------------------------------------------------------------------------------
                                                       Unit      Target      Annual        Goal
   Goal                     Achievement   Payout        of       Percent     Salary       Payout
                                                     Measure
==================================================================================================
Corp. EPS ...................  102%        107%        x 70%      x 20%    x $75,000   = $10,500
Qualitative Goals ...........   80%         80%        x 30%      x 20%    x $75,000   = $ 4,500
                            ======================================================================
                               Total:                                                    $15,000

--------------------------------------------------------------------------------------------------


                              VI. PAYMENT OF AWARDS

Each incentive award will be reviewed and approved by the appropriate Senior Vice President, the Chief Operating Officer, the Vice President - Administration, and the Chief Executive Officer. Payments will be made no later than November 15, 1999. PARTICIPANTS WHO VOLUNTARILY TERMINATE THEIR EMPLOYMENT WITH SAFETY-KLEEN CORP. PRIOR TO AWARDS BEING ISSUED WILL FORFEIT THEIR RIGHT TO RECEIVE ANY AWARD.

Any adjustment of bonus amounts or any consideration of special circumstances must be approved by the Vice President - Administration, and the Chief Executive Officer.


                            VII. PLAN ADMINISTRATION

The Chief Executive Officer of Safety-Kleen Corporation is the sole interpreter and arbitrator of these provisions and has the right to amend, withdraw or revoke the Plan or any of its provisions at any time.

                          VIII. SUMMARY AND CONCLUSION

The conceptual framework and guidelines covered in this Plan represent those elements that necessarily must be examined to assure the value to the Company of the short-term cash incentive compensation plan. Several steps must be taken to ensure that those objectives which the plan is designed to meet can be accomplished. These steps are described as follows:


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     COMMUNICATION OF THE PLAN

     It is important that the Plan be effectively communicated to all participants. This would include individual discussions with each participant. These discussions should include a review of the measures and standards that should be developed to assess personal and/or business unit performance, as well as a clarification of the details of the plan and individual opportunities.


    DEVELOPMENT OF PERFORMANCE MEASURES

     Business unit(s) and any individual goals should be established and communicated at the beginning of the fiscal year. Accepted standards are those that are reasonable and realistic reflections of current opportunity, as well as striving for improvement. Measurements of performance should use relevant quantitative criteria.


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